Exhibit 10.37

                              REDEMPTION AGREEMENT

                                   dated as of

                                  May 28, 2002

                                      among

                           D&M International, L.L.C.,

                      D&PL International Technology Corp.,

                             Pharmacia Corporation,

    solely for the purposes of Section 1.2(c) and Articles II and III hereof,

                                Monsanto Company,

                                      and,

                 solely for the purposes of Section 3.2 hereof,

                           Delta and Pine Land Company
                             ffny03\sorabwi\458892.8

                      TABLE OF CONTENTS
                                                                            Page


ARTICLE I   REDEMPTION OF INTERESTS; CLOSING...................................2
            1.1.     Redemption................................................2
            1.2.     The Closing; Deliveries...................................2

ARTICLE II  REPRESENTATIONS AND WARRANTIES.....................................2
            2.1.     Representations and Warranties of the Parties.............3
            2.2.     Representations and Warranties of Pharmacia...............3
            2.3.     Representations and Warranties of DITC....................4
            2.4.     Representations and Warranties of New Monsanto............4

ARTICLE III ESCROW AGREEMENT...................................................4
            3.1.     Escrow Agreement..........................................4
            3.2.     Good Faith Negotiations...................................5
            3.3.     Release...................................................5

ARTICLE IV  MISCELLANEOUS......................................................5
            4.1.     Defined Terms; Interpretations............................5
            4.2.     Survival of Representation and Warranties.................6
            4.3.     Successors and Assigns....................................6
            4.4.     Entire Agreement..........................................6
            4.5.     Notices...................................................7
            4.6.     Counterparts..............................................8
            4.7.     Headings..................................................8
            4.8.     Governing Law.............................................8
            4.9.     Exclusive Jurisdiction and Consent to Service of Process..8
            4.10.    Severability..............................................9

                                 Execution Copy


                              REDEMPTION AGREEMENT


                  REDEMPTION AGREEMENT (this "Agreement"), dated as of May 28, 2002, among D&M International, L.L.C., a Missouri limited liability company (the "Company"), D&PL International Technology Corp. (f/k/a D&PL Technology Corp.), a Delaware corporation ("DITC"), Pharmacia Corporation, a Delaware corporation ("Pharmacia"), solely for purposes of Section 1.2(c) and Articles II and III hereof, Monsanto Company, a Delaware corporation (including all subsidiaries, "New Monsanto"), and, solely for purposes of Section 3.2 hereof, Delta and Pine Land Company, a Delaware Corporation ("DPL"). The Company, DITC, Pharmacia, New Monsanto and DPL are sometimes hereinafter referred to as the "Parties" and each is sometimes referred to as a "Party".

                              W I T N E S S E T H :


                  WHEREAS, DITC and Pharmacia (formerly known as Monsanto Company) are parties to that certain Operating Agreement of D&M International, L.L.C., dated as of March 10, 1995 (the "Operating Agreement"); and

                  WHEREAS, Pharmacia is the owner and holder of the Interests (as defined herein), which Interests are held by Pharmacia in trust for the benefit of New Monsanto; and

                  WHEREAS, on April 25, 2002, Pharmacia delivered a notice to DITC that, as a Member (as defined in the Operating Agreement) of the Company, it intends to rely on Section 9.5 of the Operating Agreement (such notice, the "Offering Notice"), and on May 10, 2002 (the "Election Date"), in response to the Offering Notice, DITC delivered a notice to Pharmacia of DITC's election pursuant to Section 9.5(b)(ii) of the Operating Agreement to cause the Company to redeem the Interests (as hereinafter defined); and

                  WHEREAS, Section 9.5(d) of the Operating Agreement provides that Pharmacia will deliver documents upon the closing of the transactions contemplated by Section 9.5 of the Operating Agreement conveying the Interests to the Company free and clear of any liens or encumbrances; and

                  WHEREAS, as an inducement to the Parties to enter into this Agreement, DITC, New Monsanto and an escrow agent shall enter into the Escrow Agreement (as defined herein) to provide for the allocation of funds among the parties thereto pending the outcome of certain negotiations among the Parties hereto;

                  NOW, THEREFORE, for consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


                                    ARTICLE I

                        REDEMPTION OF INTERESTS; CLOSING


                  1.1. Redemption. Upon the terms and subject to the conditions set forth herein, at the Closing, (a) DITC shall pay to the Company by wire transfer of immediately available funds to an account designated by the Company prior to the Closing an amount equal to the Purchase Amount; (b) Pharmacia shall convey all of the Interests to the Company free and clear of any Encumbrances; and (c) the Company shall (i) redeem all of the Interests and (ii) pay to Pharmacia by wire transfer of immediately available funds to an account designated by Pharmacia prior to the Closing an amount equal to $1,351,662.00 (the "Purchase Amount"), which amount the Parties acknowledge is the sum of (i) the amount Pharmacia would receive if the assets of the Company were sold for the Specified Dollar Amount (as defined in the Operating Agreement and provided in the Offering Notice) and the proceeds distributed pursuant to Section 9.2 of the Operating Agreement (the "Purchase Price"), plus (ii) the interest payable on the Purchase Price computed at the Prime Rate (as defined in the Operating Agreement) for the period beginning on the Election Date and ending on the Closing Date, as provided by Section 9.5(c) of the Operating Agreement (all such actions collectively, the "Redemption").

                  1.2. The Closing; Deliveries. (a) The closing of the Redemption hereunder and any and all other transactions contemplated hereby and by the Operating Agreement in connection with the Redemption (the "Closing") shall take place at 5:00 p.m. (local time) on May 28, 2002 (the "Closing Date") at the office of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004.

                  (b) At the Closing, (i) Pharmacia shall deliver to the Company certificates, if any, representing the Interests or an assignment document conveying the Interests as provided herein and (ii) the Secretary of the Company (or such other employee of the Company as may be designated by the Secretary, an Assistant Secretary or a Managing Member of the Company) shall register the Redemption in the transfer records of the limited liability interests of the Company. The Redemption of the Interests shall be deemed effective as of the Election Date.

                  (c) At the Closing, the Company, DITC, Pharmacia and New Monsanto shall each deliver a secretary's certificate customary for such transactions, which shall (i) certify that each individual signing on behalf of such Party is a duly elected officer of such Party and (ii) have attached thereto (A) a copy of such Party's certificate of incorporation or other appropriate organizational document certified by the secretary of state of the state of incorporation or organization of such Party, (B) a true, complete and correct copy of such Party's bylaws, if applicable, and (C) a true, complete and correct copy or copies of the resolutions of the board of directors or other governing body of such Party authorizing the transactions contemplated hereby, if applicable.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES


                  2.1. Representations and Warranties of the Parties. Each Party hereby represents and warrants to each other Party, severally and not jointly, as of the date hereof and as of the Closing, as follows:

                  (a) Organization. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to carry on its business as it is now being conducted.

                  (b) Due Authorization. Such Party has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Party of this Agreement, the compliance by such Party with each of the provisions of this Agreement, and the consummation by such Party of the transactions contemplated hereby (i) are within the power and authority of such Party and (ii) have been duly authorized by all necessary action on the part of such Party. This Agreement constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

                  (c) Consents; No Violations. Neither the execution, delivery or performance by such Party of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or a violation of, any provision of (A) the organizational documents of such Party, (B) the bylaws, if applicable, of such Party or (C) any Law of which such Party has Knowledge, or (ii) require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person of which such Party has Knowledge on the part of such Party.

                  (d) No Effect on License. The Redemption and the other transactions contemplated hereby (except the License (as defined in the Escrow Agreement), if executed) shall have no effect on the license between New Monsanto, on the one hand, and D&M, DITC and DPL, on the other hand, relating to insect and herbicide tolerance technologies, including, without limitation, the existence or non-existence of such license, the terms thereof, as evidenced by the Parties' past conduct and practice, and the payment of accrued technology fees that may become due and payable thereunder.

                  2.2. Representations and Warranties of Pharmacia. Pharmacia hereby represents and warrants to each other Party as of the date hereof and as of the Closing, as follows:

                  (a) Pharmacia has good, valid and marketable title to 50.00 percent of the total outstanding membership interests in the Company, which membership interests were originally issued and conveyed to Old Monsanto (the "Interests"), subject to its holding the Interests in trust for the benefit of New Monsanto. The Interests are not subject to any Encumbrance. Pharmacia has complete and unrestricted power and the unqualified right to convey, sell, assign, transfer and deliver the Interests to the Company, except as expressly provided in Section 8.1 of the Operating Agreement, and upon the consummation of the transactions contemplated hereby, the Company will acquire good and marketable title to the Interests, free and clear of any and all Encumbrances.

                  (b) Pharmacia agrees that at no time prior to the Closing shall it sell, transfer or otherwise dispose of the Interests nor will it agree to take any of the foregoing actions.

                  2.3. Representations and Warranties of DITC. DITC hereby represents and warrants to each other Party as of the date hereof and as of the Closing, as follows: DITC has available sufficient or committed funds to pay the Purchase Amount as provided in this Agreement and the Escrow Amount (as defined in the Escrow Agreement) as provided in the Escrow Agreement.

                  2.4. Representations and Warranties of New Monsanto. New Monsanto hereby represents and warrants to each other Party as follows:

                  (a) As of the date hereof, the Interests are held in trust by Pharmacia for the benefit of New Monsanto, and, as of the Closing, New Monsanto will not have any right, title or interest whatsoever in, to or relating to the Interests.

                  (b) New Monsanto hereby unconditionally consents to and acknowledges the Redemption of the Interests held in trust by Pharmacia for its benefit as contemplated hereby and hereby waives any and all claims and causes of action New Monsanto has or may have against any Party which may assert or claim any right, title or interest whatsoever in or to the Interests.


                                   ARTICLE III

                                ESCROW AGREEMENT


                  3.1. Escrow Agreement. Each of DITC and New Monsanto shall use reasonable best efforts to identify and retain an independent escrow agent reasonably acceptable to DITC and New Monsanto (the "Escrow Agent") as promptly as possible and shall execute and deliver an escrow agreement among themselves and the Escrow Agent in the form attached hereto as Exhibit A, which form shall be changed only as required by the Escrow Agent (the "Escrow Agreement"), and DITC and New Monsanto hereby agree to be bound thereby notwithstanding any changes made to the Escrow Agreement at the request of the Escrow Agent or in connection with the negotiations with such Escrow Agent; provided that if DITC and New Monsanto are not able to agree upon an independent escrow agent to serve as the escrow agent under the Escrow Agreement or are unable to agree with the Escrow Agent on the terms of the Escrow Agreement on or before May 30, 2002, DITC and New Monsanto hereby consent to have Fried, Frank, Harris, Shriver & Jacobson ("Fried Frank") serve as the Escrow Agent acting on behalf of both DITC and New Monsanto and Fried Frank will not request any changes as to the substance of the Escrow Agreement except to add an acknowledgement of Fried Frank's representation of DITC. In the event Fried Frank shall serve as the Escrow Agent, the fees of Fried Frank with respect to such services shall be paid by DITC. In no event shall the failure of the Parties to enter into any agreements contemplated by Paragraphs 4 and 5 of the Escrow Agreement be deemed to nullify, modify or amend this Agreement or the Redemption. All or any portion of the Escrow Amount (as defined in the Escrow Agreement) released by the Escrow Agent to New Monsanto shall be deemed to be an adjustment to the purchase price paid for the Interests for purposes of the accounting treatment thereof and the Parties hereby agree to account for the payment of such released amounts in accordance with the same.

                  3.2. Good Faith Negotiations. (a) Each Party hereby agrees to use its reasonable best efforts and to negotiate in good faith to reach agreement with all other relevant Parties and execute all necessary documentation by June 4, 2002 to satisfy or waive all of the conditions relevant to such Party set forth in Paragraph 4(a) of the Escrow Agreement. Each of DITC and New Monsanto hereby agree to deliver the First Satisfaction Notice (as defined in the Escrow Agreement) to the Escrow Agreement by June 4, 2002 or such mutually agreed upon later date upon satisfaction or waiver of all of the conditions set forth in Paragraph 4(a) of the Escrow Agreement.

                  (b) Each Party hereby agrees to use its reasonable best efforts and to negotiate in good faith and to cause each of the Existing D&M Joint Ventures (as defined in the Escrow Agreement) to use its reasonable best efforts and to negotiate in good faith, to reach agreement with all other relevant Parties and/or the Existing D&M Joint Ventures and execute all necessary documentation by June 17, 2002 to satisfy or waive all of the conditions relevant to such Party set forth in Paragraph 5(a) of the Escrow Agreement. Each of DITC and New Monsanto hereby agree to deliver the Second Satisfaction Notice (as defined in the Escrow Agreement) to the Escrow Agreement by June 17, 2002 or such mutually agreed upon later date upon satisfaction or waiver of all of the conditions set forth in Paragraph 5(a) of the Escrow Agreement.

                  3.3. Release. Pharmacia and New Monsanto hereby waive any and all claims and causes of action they have or may have against DITC and/or the Company relating to any operations or practices of the Company that may have differed from the manner of operations or practices of the Company or either of the members thereof as provided in the Operating Agreement. DITC and the Company hereby agree to indemnify, defend and hold harmless Pharmacia and New Monsanto from any claim, loss, charge, liability, expense, tax, obligation to pay money or other obligation (each, a "Loss") which may arise out of or relate to any operations or practices of the Company or DITC that may have differed from the manner of operations or practices of the Company or either of the members thereof as provided in the Operating Agreement; provided, however, that neither DITC nor the Company shall have any obligation to indemnify either Pharmacia or New Monsanto hereunder for any Loss caused by their gross negligence or their willful misconduct.


                                   ARTICLE IV

                                  MISCELLANEOUS


                  4.1. Defined Terms; Interpretations. The following capitalized terms, as used in this Agreement, shall have the following meanings:

                  "Capital Lease" shall mean a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "Encumbrance" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, claim, defect, objection, option, proxy, voting trust, security interest, or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

                  "Knowledge", with respect to each Party, shall mean the knowledge of any executive officer of such Party and the knowledge that any of the executive officers of such Party would have after due and reasonable inquiry and reasonable investigation.

                  "Laws" shall mean all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, judgments, decrees and bodies of law.

                  "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  4.2. Survival of Representation and Warranties. The representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder, and such representations and warranties shall be unaffected by any investigation, including due diligence, made prior to or subsequent to the Closing by or on behalf of any Party and shall continue in full force and effect until the tenth (10th) anniversary of the Closing.

                  4.3. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs and personal representatives, provided that no Party may assign its rights or obligations under this Agreement to any Person without the prior written consent of all other Parties hereto, which consent shall not be unreasonably withheld or delayed.

                  4.4. Entire Agreement. This Agreement and the Operating Agreement contain the entire agreement among the Parties with respect to the Redemption and supersede all prior and contemporaneous arrangements or understandings with respect thereto. Notwithstanding anything to the contrary contained herein, in the Escrow Agreement or in any transaction contemplated hereby or thereby, none of this Agreement, the Escrow Agreement nor any of the transactions contemplated hereby or thereby shall preclude or restrict the Parties in presenting their respective positions with respect to the January 18 Suit (as defined in DPL's Annual Report on Form 10-K for the fiscal year ended August 31, 2001), including, without limitation, any Party's rights, claims, allegations, causes of action, defenses, liabilities, damages or rights of appeal relating to or arising out of the January 18 Suit.

                  4.5. Notices. All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such Party at the address set forth below or such other address as may hereafter be designated in writing by such Party to the other Parties:

                           (i)      if to the Company, to:

                                    D&M International, L.L.C.
                                    One Cotton Row, P.O. Box 157
                                    Scott, Mississippi 38772
                                    Telecopy:  (662) 742-3795
                                    Attention:   F. Murray Robinson
                                    D&PL International Technology Corp.,
                                    Managing Member

(ii)                                if to DITC or DPL, to:

                                    c/o D&PL International Technology Corp.
                                    One Cotton Row, P.O. Box 157
                                    Scott, Mississippi 38772
                                    Telecopy:  (662) 742-3795
                                    Attention:  F. Murray Robinson

                                    with a copy to:

                                    Fried, Frank, Harris, Shriver & Jacobson
                                    One New York Plaza
                                    New York, NY  10004
                                    Telecopy:  (212) 859-4000
                                    Attention:  Thomas W. Christopher, Esq.

(iii)                               if to Pharmacia, to:

                                    Pharmacia Corporation
                                    100 Route 206 North
                                    Peapack, New Jersey 07977
                                    Telecopy:  (908) 901-1810
                                    Attention: Richard T. Collier

(iv)                                if to New Monsanto, to:

                                    Monsanto Company
                                    800 North Lindbergh Boulevard
                                    St. Louis, Missouri 63167
                                    Telecopy:  (314) 694-1667
                                    Attention: Hugh Grant

                                    with a copy to:

                                    Monsanto Company
                                    800 North Lindbergh Boulevard
                                    St. Louis, Missouri 63167
                                    Telecopy:  (314) 694-2816
                                    Attention: Commercial Law Department Head

                  All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the Parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a Party as shall be specified by like notice). Any notice delivered by any Party hereto to any other Party hereto shall also be delivered to each other Party hereto simultaneously with delivery to the first Party receiving such notice.

                  4.6. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  4.7. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  4.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, OTHER THAN THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

                  4.9. Exclusive Jurisdiction and Consent to Service of Process. The Parties agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (except for the Escrow Agreement and the transactions contemplated thereby) shall be instituted in a federal court located in the Eastern District of Missouri, which shall be the exclusive jurisdiction and venue of said legal proceedings, and each Party hereby waives any objection which such Party may now or hereafter have to the laying of venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such Party upon notice to such party thereof in accordance with the provisions of Section 4.5 hereof. Nothing contained herein shall be deemed to affect the right of any Party to serve process in any matter permitted by law. Notwithstanding the foregoing, if a dispute, controversy or claim arises out of or in connection with this Agreement, prior to bringing any legal action, suit or proceeding against a Party, a Party shall attempt in the first instance to resolve such dispute through consultations; provided, however, that no Party shall be obligated to engage in consultations pursuant to this sentence for a period in excess of thirty (30) calendar days.

                  4.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

D&M INTERNATIONAL, L.L.C.

By:      D&PL International Technology Corp.
         Managing Member


By:       /s/ Murray Robinson
         ----------------------------------------------
         Name:  F. Murray Robinson
         Title:    Chairman



D&PL INTERNATIONAL TECHNOLOGY CORP.



By:       /s/ Murray Robinson
         ----------------------------------------------
         Name:     F. Murray Robinson
         Title:    Chairman


PHARMACIA CORPORATION



By:       /s/ Don W. Schmitz
         ----------------------------------------------
         Name:     Don W. Schmitz
         Title:    Vice President, Associate
                   General Counsel and Secretary


For purposes of Section 1.2(c) and Articles II and III hereof

MONSANTO COMPANY



By:       /s/ Hugh Grant
         ----------------------------------------------
         Name:     Hugh Grant
         Title:    Executive Vice President and
                   Chief Operating Officer

For purposes of Section 3.2 hereof

DELTA AND PINE LAND COMPANY



By:       /s/ Murray Robinson
         ----------------------------------------------
         Name:  F. Murray Robinson
         Title:    President and Chief Executive Officer